UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2021, Casella Waste Systems, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement by and among Bank of America, N.A., as administrative agent (“Administrative Agent”), Bank of America, N.A., as lender, and the other lenders party thereto (collectively, the “Lenders”), the Company and the Company’s subsidiaries identified therein (the “Credit Facility”), which amends and restates in its entirety the Company’s Credit Agreement, dated as of May 14, 2018.

General

The Credit Facility, under which the Company and its subsidiaries (subject to certain exceptions) are co-borrowers, provides for a term loan A facility in the principal amount of $350 million (the “Term Loan Facility”) and a revolving credit facility in the principal amount of up to $300 million, with a $75 million sublimit for letters of credit (the “Revolving Credit Facility”). Additional loans of up to the greater of $125.0 million (plus the amount of certain voluntary prepayments) and an additional amount (subject to the satisfaction of the applicable consolidated secured net leverage ratio test) may be made available under the Credit Facility upon request of the Company, provided that the Company is not in default at the time of increase and other conditions as are reflected in the governing documents have been met, and subject to the receipt of commitments from Lenders for such additional amount.

Interest Rates

Amounts outstanding under the Credit Facility accrue interest, at the Company’s option, at a rate per annum equal to either: (1) the base rate, as defined in the Credit Facility, or (2) an adjusted LIBOR rate, as defined in the Credit Facility, in each case plus an applicable interest margin. The applicable interest margin will be determined based on the Company’s consolidated net leverage ratio, as defined in the Credit Facility, with the interest margin initially set at 1.375% for adjusted LIBOR borrowings and 0.375% for base rate borrowings. The interest rate otherwise payable under the Credit Facility will be subject to increase by 2.00% per annum during the continuance of a payment default and may be subject to increase by 2.00% per annum during the continuance of any other event of default. The Credit Facility contains customary benchmark replacement provisions pursuant to which, upon certain triggering events, the LIBOR benchmark used to calculate the LIBOR rate will be replaced with a secured overnight financing rate (SOFR), as adjusted, on the terms and conditions in the Credit Facility. Further, after the closing date, the Company may select one or more Lenders to serve as sustainability coordinator, and thereafter, the pricing of the Credit Facility may be adjusted based upon key performance indicators with respect to certain environmental, social and governance targets of the Company, as determined by a sustainability coordinator in consultation with the Company.

Fees and Expenses

Certain customary fees and expenses are payable to the Lenders and the Administrative Agent under the Credit Facility, including a commitment fee on the unused portion of the Revolving Credit Facility that will be based on the Company’s consolidated net leverage ratio and will range from 0.200% to 0.400%. The initial commitment fee will be set at the rate of 0.200%. The Company will pay the revolving lenders a fee for letters of credit equal to the applicable interest margin for LIBOR loans under the Revolving Credit Facility, subject to increase by 2.00% per annum during the continuance of an event of default. The Company will also pay each issuing bank of any letter of credit a fronting fee equal to 0.250% per annum on the face amount of each letter of credit, plus customary issuance, administrative and other fees and costs.

Amortization Payments on Term Loan

The Company is required to make scheduled quarterly payments on the term loan on the last business day of each March, June, September and December, commencing on the last business day of the fiscal quarter ending March 31, 2024, equal to (i) 0.25% of the initial aggregate principal amount of the term loans on the closing date, in the case of installments occurring on or before the last business day of the fiscal quarter ending December 31, 2024, and (ii) 0.625% of the initial aggregate principal amount of the term loans on the closing date, in the case of any installments occurring thereafter, with the balance due on the maturity date.

Maturity

The Credit Facility matures on December 22, 2026, subject to any extensions in accordance with the Credit Facility, at which time the applicable loans will become due and payable in full and the revolving commitments will terminate.

Security and Guarantees

All obligations under the Credit Facility are secured by a first priority security interest in substantially all of the Company’s and the co-borrowers’ existing and future assets (except as described below), including a pledge of the stock or other equity interests of the Company’s domestic subsidiaries (subject to certain exclusions) and of any first tier foreign subsidiaries, provided that not more than 65% of the voting stock of any such foreign subsidiaries shall be required to be pledged. As of the closing date, the Credit Facility is not and is not required to be secured by any real property or any motor vehicles. However, the Administrative Agent has the right at any time to require the Credit Facility to be secured by real property and/or motor vehicles.

Covenants

The Credit Facility contains certain affirmative and negative covenants which, among other things and subject, in certain cases, to certain basket amounts and other exceptions, limit:

•	the existence of additional indebtedness (including guarantees);

•	the existence of liens or other encumbrances or pledges, or the granting of negative pledges;

•	investments, loans and advances;

•	mergers, consolidations, acquisitions and sales or other transfers of assets;

•	the payment of dividends and distributions and repurchases of equity;

•	prepayments of certain junior indebtedness, except in accordance with the terms of the Credit Facility;

•	change in lines of business;

•	use of loan proceeds; and

•	certain transactions with affiliates.

The Credit Facility also requires that the Company meet financial tests, including, without limitation:

•	minimum consolidated EBITDA to consolidated cash interest charges ratio; and

•	maximum consolidated funded debt (net of up to an agreed amount of cash and cash equivalents) to consolidated EBITDA ratio.

Events of Default

The Credit Facility contains customary events of default, including, among other things:

•	payment defaults;

•	inaccuracy or breaches of representations and warranties;

•	covenant defaults;

•	cross-defaults to certain other debt;

•	events of bankruptcy and insolvency;

•	judgment defaults;

•	impairment of security interests in collateral;

•	a change of control, as defined in the Credit Facility;

•	certain ERISA events; and

•	failure of certain subordination provisions to be valid and enforceable.

Waiver and Modification

The terms of the Credit Facility may be waived or modified upon approval by the Company and the required percentage of the applicable Lenders.

The foregoing summary of the material terms of the Credit Facility and the transactions contemplated thereby are qualified in their entirely by the complete text of the Credit Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of December 22, 2021, among Casella Waste Systems, Inc., the subsidiaries of Casella Waste Systems, Inc. identified therein, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce Fenner & Smith Incorporated, Citizens Bank, N.A., JPMorgan Chase Bank, N.A. and Comerica Bank as joint lead arrangers, and the lenders party thereto.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: December 28, 2021	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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